Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

WELLS FARGO & COMPANY

Pursuant to Section 245 of the

General Corporation Law of the State of Delaware

Wells Fargo & Company, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The present name of the corporation is Wells Fargo & Company.

2.	The corporation was originally incorporated under the name Northwest Bancorporation, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 24, 1929. On April 26, 1983 the corporation filed an amendment to its Certificate of Incorporation to change its name from Northwest Bancorporation to Norwest Corporation effective April 29, 1983, and on November 2, 1998 the corporation filed an amendment to its Certificate of Incorporation to change its name from Norwest Corporation to Wells Fargo & Company.

3.	The corporation’s Board of Directors has duly adopted this Restated Certificate of Incorporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation’s Certificate of Incorporation, as theretofore amended or supplemented or restated, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

4.	The text of the corporation’s Certificate of Incorporation, as heretofore amended or supplemented or restated, is hereby restated to read in its entirety as follows:

FIRST: The name of this corporation is Wells Fargo & Company.

SECOND: Its registered office in the State of Delaware is located in the City of Wilmington, County of New Castle. The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are:

To acquire by purchase, subscription or otherwise, and to own and hold, for investment purposes, the capital stock, scrip or any voting trust certificates in respect of the shares of capital stock issued or created by any moneyed, financial or investment corporation or association created and organized, or to be created and organized, under the laws of the United States of America or of any State or territory thereof; and to issue in exchange therefor shares of the capital stock of this corporation; and while the holder or owner of any such shares of capital stock, scrip or voting trust certificates, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon;

To loan money to any aforesaid corporation or association, any of whose shares of capital stock, scrip or voting trust certificates aforesaid shall be owned at the time of such loan by this corporation, and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such shares, scrip or voting trust certificates;

In addition to and not in limitation of any of the aforesaid powers, to invest temporarily any of its capital or surplus funds in bonds, mortgages or evidences of indebtedness and any other securities issued or created by any individual, copartnership or other corporation, joint stock company or association, public or private, or of the Government of the United States of America, or of any Foreign Government, or of any State, territory, municipality or other political subdivision or of any governmental agency;

To acquire, hold, sell, reissue or cancel any shares of its own capital stock; provided, however, that this corporation may not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, and provided further that the shares of its own capital stock belonging to this corporation shall not be voted, directly or indirectly;

To organize, incorporate and reorganize subsidiary corporations for all lawful purposes;

To conduct all or any part of its operations and business without restriction or limit as to amount in the State of Delaware or in any or all other States, territories, districts, colonies and dependencies of the United States of America;

To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the Acts hereinafter referred to, or under any Act amendatory thereof or supplemental thereto or substituted therefor;

The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Six Billion Twenty-Four Million (6,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and Six Billion (6,000,000,000) shares of Common Stock of the par value of $1-2/3 per share.

The designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock, the Preference Stock and the Common Stock which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the corporation (hereinafter referred to as the “Board of Directors”) to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock and the Preference Stock which are not fixed by the Certificate of Incorporation are as follows:

1. The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 20,000,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided. Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH. Shares of Preferred Stock shall be issued only as fully paid and non-assessable shares.

The Preference Stock may be issued at any time or from time to time in any amount, provided not more than 4,000,000 shares thereof shall be outstanding at any one time, as Preference Stock of one or more series, as hereinafter provided. Each share of any one series of Preference Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preference Stock shall be distinctly designated by letter or descriptive words, and all series of Preference Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH. Shares of Preference Stock shall be issued only as fully paid and non-assessable shares.

2. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series and the Preference Stock as Preference Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Preferred Stock or Preference Stock, respectively, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

(c) Whether shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e) Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

(f) Whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(g) Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

(h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

3. The holders of the Preferred Stock of each series and the holders of the Preference Stock of each series, respectively, shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any shares of Preferred Stock of any series or any shares of Preference Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issue of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any series or shares of Preference Stock of any series. The foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock.

Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article FOURTH, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any series and shares of Preference Stock of any series shall not be entitled to participate therein.

4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock of each series and the holders of the Preference Stock of each series shall be entitled to receive, out of the assets of the corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of the Common Stock, the amount per share fixed by the Board of Directors pursuant to Section 2 of this Article FOURTH, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock or to the holders of the Preference Stock, respectively; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series and the holders of the Preference Stock of any and all series, respectively, to participate ratably in all the assets of the corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock or the holders of all outstanding shares of Preference Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series and the holders of shares of Preference Stock of all series, respectively, shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock or shares of Preference Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series or the Preference Stock of all series, respectively, were paid in full. Neither the statutory merger nor consolidation of the corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 4.

5. The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series or of the Preference Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

6. Anything herein or in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the corporation’s business (including the acquisition of real and personal property for that purpose) and for any other purpose of the corporation.

7. Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the holders of the Preferred Stock and the holders of the Preference Stock shall have no right to vote. The holders of the Preferred Stock and the holders of the Preference Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent. The holders of shares of Preference Stock shall not be entitled to more than one vote per share.

8. Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the vote of the holders of all or any portion of any class of stock, as a class, shall not be required for any action whatsoever to be taken or authorized by the stockholders of the corporation, including any amendment of the Certificate of Incorporation.

9. No holder of shares of the corporation of any class or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the corporation of any class, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the corporation of any class or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the corporation of any class, whether now or hereafter authorized.

10. If it deems it desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any voting or other rights of a stockholder of the corporation, but the corporation shall from time to time, within such time as the Board of Directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share, properly endorsed if in registered form.

Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

Exhibit A	1997 ESOP Cumulative Convertible Preferred Stock
Exhibit B	1998 ESOP Cumulative Convertible Preferred Stock
Exhibit C	1999 ESOP Cumulative Convertible Preferred Stock

Exhibit D	2000 ESOP Cumulative Convertible Preferred Stock
Exhibit E	2001 ESOP Cumulative Convertible Preferred Stock
Exhibit F	2002 ESOP Cumulative Convertible Preferred Stock
Exhibit G	2003 ESOP Cumulative Convertible Preferred Stock
Exhibit H	2004 ESOP Cumulative Convertible Preferred Stock
Exhibit I	2005 ESOP Cumulative Convertible Preferred Stock
Exhibit J	2006 ESOP Cumulative Convertible Preferred Stock

FIFTH: The amount of capital with which this corporation will commence business is One Thousand Dollars ($1,000.00), being twenty (20) shares of the par value of Fifty Dollars ($50.00) each.

SIXTH: The names and places of residence of the subscribers to the capital stock and the number of shares subscribed for by each are as follows:

Name	Residence	No. of Shares
A. V. Lane	Wilmington, Delaware	18
C. S. Peabbles	Wilmington, Delaware	1
L. E. Gray	Wilmington, Delaware	1

SEVENTH: This corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH: The number of Directors of the corporation shall be as specified in the By-Laws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the By-Laws, provided the number of Directors of the corporation shall not be less than three (3). In case of any increase in the number of Directors, the additional Directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. In case of a vacancy in the Board of Directors, a majority of the remaining members of the Board may elect Directors to fill such vacancy.

Directors shall be stockholders.

TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

To make, alter, amend or repeal the By-Laws of the corporation, except as otherwise provided in said By-Laws;

To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for working capital or for any other lawful purpose, and also to abolish any such reserve in the same manner in which it was created;

If the By-Laws so provide, to designate two or more of its number to constitute an Executive Committee, which Committee shall for the time being, as provided in said resolution or in the By-Laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

This corporation may in its By-Laws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the Statute.

Both stockholders and Directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of this corporation (subject to the provisions of the Statutes) outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

ELEVENTH: In the absence of fraud, no contract or transaction between this corporation and any other association or corporation shall be affected by the fact that any of the Directors or officers of this corporation are interested in or are Directors or officers of such other association or corporation, and any Director or officer of this corporation individually may be a party to or may be interested in any such contract or transaction of this corporation; and no such contract or transaction of this corporation with any person or persons, firm, association or corporation shall be affected by the fact that any Director or officer of this corporation is a party to or interested in such contract or transaction in any way connected with such person or persons, firm, association or corporation; provided that such contract or other transaction shall be authorized or ratified by the vote of a majority of the Directors of this corporation not so interested; and each and every person who may become a Director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested.

TWELFTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH: The Board of Directors is expressly authorized:

(i) to adopt, and from time to time to amend, one or more pension, profit sharing, retirement, and benefit plans benefiting any or all officers and employees and former officers and employees of this corporation and affiliated banks and companies;

(ii) to adopt, and from time to time to amend, one or more stock option, stock purchase, stock bonus, incentive, and compensation plans benefiting any or all officers and employees of this corporation and affiliated banks and corporations; and

(iii) to authorize affiliated banks and companies, on behalf of this corporation as a stockholder therein, to adopt, and from time to time to amend, any of said types of plans enumerated in clause (i) of this Article THIRTEENTH benefiting any or all officers and employees and former officers and employees thereof and any of said types of plans enumerated in clause (ii) of this Article THIRTEENTH benefiting any or all officers and employees thereof.

No action shall be taken under this Article except by the affirmative vote of a majority of the directors in office at the time such action is taken, and such majority shall not include any director who is a salaried officer of the corporation or of any affiliated bank or company.

FOURTEENTH: (a) Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be a made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b)(2), the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(4) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation is executed on behalf of the corporation by its Chairman and attested by its Secretary this 28th day of September, 2006.

/s/ Richard M. Kovacevich
Richard M. Kovacevich, Chairman

Attest:	/s/ Laurel A. Holschuh
Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on September 28, 2006]

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

1997 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

NORWEST CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board”), pursuant to authority conferred upon the Board by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of up to 5,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), at a meeting of the Board duly held on February 24, 1997:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, as amended, are hereby fixed as follows:

1997 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “1997 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “1997 ESOP Preferred Stock”) and the number of authorized shares constituting the 1997 ESOP Preferred Stock is 51,700, based on an offering price for the 1997 ESOP Preferred Stock of $1,040.00 per share. Each share of 1997 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 1997 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 1997 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 1997 ESOP Preferred Stock shall not be increased. All shares of the 1997 ESOP Preferred Stock purchased, redeemed, or converted by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 1997 ESOP Preferred Stock.

(b) Shares of 1997 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Norwest Corporation Savings Investment Plan and Master Savings Trust, or any successor to such plan (the “Plan”). All references to the holder of shares of 1997 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 1997 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 1997 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Corporation (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 1997 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 1997 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 1997 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 1997 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 1997 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of 1997 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 1997 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 1997 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 1997 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 1997 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 1997 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 1997 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 1997 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of 1997 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 1997 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 1997 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 1997 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 1997 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 1997 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 1997 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 1997 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 1997 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 1997 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 1997 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 1997 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 1997 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Corporation legally available for payment, an annual cash dividend of $95.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 1998 and on each December 1 thereafter until December 1, 2006, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 1997 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $100.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 1997 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $105.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 1997 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
1998	$57.666	$64.503
1999	64.009	76.113
2000	71.050	89.813
2001	78.865	105.980
2002	87.540	125.056
2003	97.170	147.566
2004	107.859	174.128
2005	119.723	205.471
2006	132.893	242.456

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2000, the Current Market Price of one share of Common Stock is $80.00, then the cash dividend payable for the immediately following twelve month period per share of 1997 ESOP Preferred Stock would equal $100.00, with the first quarterly payment of such $100.00 dividend to be made on March 1, 2001. If on November 30, 2001, the Current Market Price of one share of Common Stock is $110.00, then the cash dividend payable for the immediately following twelve month period per share of 1997 ESOP Preferred Stock would equal $105.00, with the first quarterly payment of such $105.00 dividend to be made on March 1, 2002. If on November 30, 2002, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 1997 ESOP Preferred Stock would equal $95.00, with the first quarterly payment of such $95.00 dividend to be made on March 1, 2003.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iv) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(v) Dividends payable on shares of the 1997 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 1997. Dividends on shares of the 1997 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 1997 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the 1997 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 1997 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 1997 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 1997 ESOP Preferred Stock, all dividends declared upon shares of 1997 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 1997 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 1997 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 1997 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 1997 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 1997 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 1997 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 1997 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of Common Stock, or any other stock ranking junior to 1997 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3), shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with 1997 ESOP Preferred Stock as to dividends or upon liquidation, be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to 1997 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 1997 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 1997 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 1997 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 1997 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Corporation or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 1997 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 1997 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 1997 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 1997 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii)(A) For purposes of a mandatory conversion of shares of 1997 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 1997 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 1997 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 1997 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Corporation, by the transfer agent for the 1997 ESOP Preferred Stock or by any agent for conversion of the 1997 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 1997 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 1997 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 1997 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 1997 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) ”Common Stock” shall mean the Common Stock of the Corporation as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) ”Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 1997 ESOP Preferred Stock pursuant to this Section 4, the certificate or certificates representing the shares of 1997 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), shall be surrendered at the principal executive office of the Corporation or the offices of the transfer agent for the 1997 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 1997 ESOP Preferred Stock by the Corporation or the transfer agent for the 1997 ESOP Preferred Stock, accompanied by a written notice of conversion (the “Conversion Notice”). Such Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 1997 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 1997 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of 1997 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Corporation or its agents may reasonably request.

(e) Upon surrender of a certificate representing a share or shares of 1997 ESOP Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 1997 ESOP Preferred Stock only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 1997 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of 1997 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 1997 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of 1997 ESOP Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as provided by these resolutions. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 1997 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Corporation shall not be obligated to deliver to holders of 1997 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 1997 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 1997 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 1997 ESOP Preferred Stock then outstanding.

(i) The Corporation will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 1997 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 1997 ESOP Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 1997 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(k) Upon the issuance of shares of Common Stock following conversion of shares of 1997 ESOP Preferred Stock as contemplated by this Section 4, the Corporation shall, to the extent provided for, and subject to the limitations set forth in the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of November 22, 1988 between the Corporation and Citibank, N.A., as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

5. Redemption At the Option of the Corporation. (a) The 1997 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time, at a redemption price per share of 1997 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 1997 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 1997 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Corporation, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 1997 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 1997 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 1997 ESOP Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the 1997 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 1997 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 1997 ESOP Preferred Stock will be determined. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 5.

(c) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of 1997 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Value, in either case as of the date fixed for redemption of the 1997 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 1997 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 1997 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 1997 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 1997 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 1997 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 1997 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 1997 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 1997 ESOP Convertible Preferred Stock Note Agreement dated February 25, 1997 between the Corporation and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Corporation consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes “qualifying employer securities” with respect to a holder of 1997 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 1997 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 1997 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 1997 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 1997 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 1997 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Corporation consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 1997 ESOP Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 1997 ESOP Preferred Stock could have been converted at such time so that each share of 1997 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 1997 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 1997 ESOP Preferred Stock, then the shares of 1997 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 1997 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 1997 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such 1997 ESOP Preferred Stock, a cash payment per share of 1997 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 1997 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 1997 ESOP Preferred Stock shall have the right to convert shares of 1997 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Corporation not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Corporation or any successor of the Corporation shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Corporation prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Corporation or any affiliate of the Corporation) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Corporation.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Corporation, the holders of the shares of 1997 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 1997 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 1997 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 1997 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(d) In the event the assets of the Corporation available for distribution to the holders of shares of 1997 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Corporation ranking on a parity with the shares of 1997 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 1997 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 1997 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Corporation, after payment shall have been made in full to the holders of the shares of 1997 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 1997 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 1997 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Corporation shall be deemed to rank:

(a) prior to the shares of 1997 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of 1997 ESOP Preferred Stock;

(b) on a parity with shares of 1997 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 1997 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 1997 ESOP Preferred Stock; and

(c) junior to shares of 1997 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 1997 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 1997 ESOP Preferred Stock. The shares of 1997 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Corporation’s ESOP Cumulative Convertible Preferred Stock, its 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, and its Cumulative Tracking Preferred Stock. The 1997 ESOP Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

1998 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

NORWEST CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board”), pursuant to authority conferred upon the Board by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of up to 5,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), at a meeting of the Board duly held on February 23, 1998:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, as amended, are hereby fixed as follows:

1998 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “1998 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “1998 ESOP Preferred Stock”) and the number of authorized shares constituting the 1998 ESOP Preferred Stock is 35,000, based on an offering price for the 1998 ESOP Preferred Stock of $1,077.50 per share. Each share of 1998 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 1998 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 1998 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 1998 ESOP Preferred Stock shall not be increased. All shares of the 1998 ESOP Preferred Stock purchased, redeemed, or converted by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 1998 ESOP Preferred Stock.

(b) Shares of 1998 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Norwest Corporation Savings Investment Plan and Master Savings Trust, or any successor to such plan (the “Plan”). All references to the holder of shares of 1998 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 1998 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 1998 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Corporation (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 1998 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 1998 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 1998 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 1998 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 1998 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 1998 ESOP Preferred Stock may be certificated or uncertificated, at the Corporation’s option. Certificates representing shares of 1998 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 1998 ESOP Preferred Stock, the transfer agent for the 1998 ESOP Preferred Stock shall note the foregoing provisions on each 1998 ESOP Preferred Stock book entry account. The Corporation may require that, as a condition to transferring record ownership of any uncertificated 1998 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 1998 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 1998 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 1998 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 1998 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 1998 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 1998 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 1998 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 1998 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of 1998 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 1998 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 1998 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 1998 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 1998 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 1998 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 1998 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 1998 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 1998 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 1998 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 1998 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 1998 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 1998 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Corporation legally available for payment, an annual cash dividend of $107.50 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 1999 and on each December 1 thereafter until December 1, 2007, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 1998 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $112.50 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 1998 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $117.50 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 1998 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
1999	$47.350	$53.270
2000	52.558	62.858
2001	58.339	74.173
2002	64.757	87.524
2003	71.880	103.278
2004	79.787	121.868
2005	88.563	143.804
2006	98.305	169.689
2007	109.119	200.233

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2001, the Current Market Price of one share of Common Stock is $70.00, then the cash dividend payable for the immediately following twelve month period per share of 1998 ESOP Preferred Stock would equal $112.50, with the first quarterly payment of such $112.50 dividend to be made on March 1, 2002. If on November 30, 2002, the Current Market Price of one share of Common Stock is $95.00, then the cash dividend payable for the immediately following twelve month period per share of 1998 ESOP Preferred Stock would equal $117.50, with the first quarterly payment of such $117.50 dividend to be made on March 1, 2003. If on November 30, 2003, the Current Market Price of one share of Common Stock is $65.00, then the cash dividend payable for the immediately following twelve month period per share of 1998 ESOP Preferred Stock would equal $107.50, with the first quarterly payment of such $107.50 dividend to be made on March 1, 2004.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iv) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(v) Dividends payable on shares of the 1998 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 1998. Dividends on shares of the 1998 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 1998 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the 1998 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 1998 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 1998 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 1998 ESOP Preferred Stock, all dividends declared upon shares of 1998 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 1998 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 1998 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 1998 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 1998 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 1998 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 1998 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 1998 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 1998 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with 1998 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with 1998 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to 1998 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 1998 ESOP Preferred Stock shall have been paid or declared and set aside for payment for the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 1998 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 1998 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 1998 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Corporation or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 1998 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 1998 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 1998 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 1998 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 1998 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 1998 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 1998 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 1998 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Corporation, by the transfer agent for the 1998 ESOP Preferred Stock or by any agent for conversion of the 1998 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 1998 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 1998 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 1998 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 1998 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) “Common Stock” shall mean the Common Stock of the Corporation as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 1998 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Corporation at its principal executive office or the offices of the transfer agent for the 1998 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 1998 ESOP Preferred Stock by the Corporation or the transfer agent for the 1998 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 1998 ESOP Preferred Stock, the certificate or certificates representing the shares of 1998 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or (b) in the case of uncertificated 1998 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 1998 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 1998 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 1998 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 1998 ESOP Preferred Stock, for any shares of 1998 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Corporation or its agents may reasonably request.

(e) Upon delivery to the Corporation or the transfer agent for the 1998 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Corporation shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 1998 ESOP Preferred Stock only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 1998 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of 1998 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 1998 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Corporation or the transfer agent for the 1998 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 1998 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Corporation shall not be obligated to deliver to holders of 1998 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 1998 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 1998 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 1998 ESOP Preferred Stock then outstanding.

(i) The Corporation will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 1998 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 1998 ESOP Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 1998 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(k) Upon the issuance of shares of Common Stock following conversion of shares of 1998 ESOP Preferred Stock as contemplated by this Section 4, the Corporation shall, to the extent provided for, and subject to the limitations set forth in the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of November 22, 1988 between the Corporation and Citibank, N.A., as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Corporation at such time and have not expired.

5. Redemption At the Option of the Corporation. (a) The 1998 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time, at a redemption price per share of 1998 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 1998 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 1998 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Corporation, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 1998 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 1998 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 1998 ESOP Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the 1998 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 1998 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 1998 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 1998 ESOP Preferred Stock will be determined. The Corporation shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 1998 ESOP Preferred Stock, the Corporation shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state).

(c) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of 1998 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 1998 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 1998 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 1998 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 1998 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 1998 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 1998 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 1998 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 1998 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 1998 ESOP Convertible Preferred Stock Note Agreement dated February 24, 1998 between the Corporation and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Corporation consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes “qualifying employer securities” with respect to a holder of 1998 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 1998 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 1998 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 1998 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 1998 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 1998 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Corporation consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 1998 ESOP Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 1998 ESOP Preferred Stock could have been converted at such time so that each share of 1998 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 1998 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 1998 ESOP Preferred Stock, then the shares of 1998 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 1998 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Corporation shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 1998 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such 1998 ESOP Preferred Stock, a cash payment per share of 1998 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 1998 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 1998 ESOP Preferred Stock shall have the right to convert shares of 1998 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Corporation not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Corporation or any successor of the Corporation shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Corporation prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Corporation or any affiliate of the Corporation) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Corporation.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Corporation, the holders of the shares of 1998 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 1998 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 1998 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 1998 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(d) In the event the assets of the Corporation available for distribution to the holders of shares of 1998 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Corporation ranking on a parity with the shares of 1998 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 1998 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 1998 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Corporation, after payment shall have been made in full to the holders of the shares of 1998 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 1998 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 1998 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Corporation shall be deemed to rank:

(a) prior to the shares of 1998 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of 1998 ESOP Preferred Stock;

(b) on a parity with shares of 1998 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 1998 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 1998 ESOP Preferred Stock; and

(c) junior to shares of 1998 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 1998 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 1998 ESOP Preferred Stock. The shares of 1998 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Corporation’s ESOP Cumulative Convertible Preferred Stock, its 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative

Convertible Preferred Stock and its Cumulative Tracking Preferred Stock. The 1998 ESOP Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Corporation’s Series A Junior Participating Preferred Stock.

EXHIBIT C

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

1999 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on February 23, 1999, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 25, 1999, in accordance with Section 141(f) of the General Corporation Law:

1. On February 23, 1999, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s Savings-Investment Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, in all matters relating to the issuance in 1999 of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*   *   *   *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 25, 1999, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

1999 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “1999 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “1999 ESOP Preferred Stock”) and the number of authorized shares constituting the 1999 ESOP Preferred Stock is 75,000, based on an offering price for the 1999 ESOP Preferred Stock of $1,065.00 per share. Each share of 1999 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 1999 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 1999 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 1999 ESOP Preferred Stock shall not be increased. All shares of the 1999 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 1999 ESOP Preferred Stock.

(b) Shares of 1999 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Norwest Corporation Savings Investment Plan and Master Savings Trust, or any successor to such plan (the “Plan”). All references to the holder of shares of 1999 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 1999 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 1999 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 1999 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 1999 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 1999 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 1999 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 1999 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 1999 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 1999 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 1999 ESOP Preferred Stock, the transfer agent for the 1999 ESOP Preferred Stock shall note the foregoing provisions on each 1999 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 1999 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 1999 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 1999 ESOP Preferred Stock (i) (A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 1999 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 1999 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 1999 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 1999 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 1999 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 1999 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of 1999 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 1999 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 1999 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 1999 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 1999 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 1999 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 1999 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 1999 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 1999 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 1999 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 1999 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 1999 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 1999 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $103.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2000 and on each December 1 thereafter until December 1, 2008, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 1999 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $108.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 1999 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $113.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 1999 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2000	48.801	54.902
2001	54.169	64.784
2002	60.127	76.446
2003	66.741	90.206
2004	74.083	106.443
2005	82.232	125.603
2006	91.277	148.211
2007	101.318	174.889
2008	112.463	206.369

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2002, the Current Market Price of one share of Common Stock is $70.00, then the cash dividend payable for the immediately following twelve month period per share of 1999 ESOP Preferred Stock would equal $108.00, with the first quarterly payment of such $108.00 dividend to be made on March 1, 2003. If on November 30, 2003, the Current Market Price of one share of Common Stock is $95.00, then the cash dividend payable for the immediately following twelve month period per share of 1999 ESOP Preferred Stock would equal $113.00, with the first quarterly payment of such $113.00 dividend to be made on March 1, 2004. If on November 30, 2004, the Current Market Price of one share of Common Stock is $65.00, then the cash dividend payable for the immediately following twelve month period per share of 1999 ESOP Preferred Stock would equal $103.00, with the first quarterly payment of such $103.00 dividend to be made on March 1, 2005.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iv) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(v) Dividends payable on shares of the 1999 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 1999. Dividends on shares of the 1999 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 1999 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 1999 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 1999 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 1999 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 1999 ESOP Preferred Stock, all dividends declared upon shares of 1999 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 1999 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 1999 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 1999 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 1999 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 1999 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 1999 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 1999 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 1999 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 1999 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 1999 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 1999 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 1999 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 1999 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 1999 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 1999 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 1999 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 1999 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 1999 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 1999 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 1999 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 1999 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 1999 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 1999 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 1999 ESOP Preferred Stock or by any agent for conversion of the 1999 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 1999 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 1999 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 1999 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 1999 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 1999 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 1999 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 1999 ESOP Preferred Stock by the Company or the transfer agent for the 1999 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 1999 ESOP Preferred Stock, the certificate or certificates representing the shares of 1999 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or (b) in the case of uncertificated 1999 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 1999 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 1999 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 1999 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 1999 ESOP Preferred Stock, for any shares of 1999 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 1999 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 1999 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 1999 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 1999 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 1999 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 1999 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 1999 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 1999 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 1999 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 1999 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 1999 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 1999 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 1999 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 1999 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(k) Upon the issuance of shares of Common Stock following conversion of shares of 1999 ESOP Preferred Stock as contemplated by this Section 4, the Company shall, to the extent provided for, and subject to the limitations set forth in the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series C Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of October 21, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

5. Redemption At the Option of the Company. (a) The 1999 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 1999 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 1999 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 1999 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 1999 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 1999 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 1999 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 1999 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 1999 ESOP Preferred Stock to be redeemed and, it fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 1999 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 1999 ESOP Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 1999 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 1999 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 1999 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 1999 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 1999 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 1999 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 1999 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 1999 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 1999 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 1999 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 1999 ESOP Convertible Preferred Stock Note Agreement dated March 29, 1999 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 1999 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 1999 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become

Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 1999 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 1999 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 1999 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 1999 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 1999 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 1999 ESOP Preferred Stock could have been converted at such time so that each share of 1999 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 1999 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 1999 ESOP Preferred Stock, then the shares of 1999 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 1999 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 1999 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 1999 ESOP Preferred Stock, a cash payment per share of 1999 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 1999 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 1999 ESOP Preferred Stock shall have the right to convert shares of 1999 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule l3d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 1999 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 1999 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 1999 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 1999 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 1999 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 1999 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 1999 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 1999 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 1999 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 1999 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 1999 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 1999 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 1999 ESOP Preferred Stock;

(b) on a parity with shares of 1999 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 1999 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 1999 ESOP Preferred Stock; and

(c) junior to shares of 1999 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 1999 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 1999 ESOP Preferred Stock. The shares of 1999 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s ESOP Cumulative Convertible Preferred Stock, its 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its Adjustable

Cumulative Preferred Stock, Series B, its Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H and its Cumulative Tracking Preferred Stock. The 1999 ESOP Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Company’s Series C Junior Participating Preferred Stock.

EXHIBIT D

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2000 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 27, 2000, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*   *   *   *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 27, 2000, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2000 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2000 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2000 ESOP Preferred Stock”) and the number of authorized shares constituting the 2000 ESOP Preferred Stock is 170,000, based on an offering price for the 2000 ESOP Preferred Stock of $1,065.00 per share. Each share of 2000 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2000 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2000 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2000 ESOP Preferred Stock shall not be increased. All shares of the 2000 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2000 ESOP Preferred Stock.

(b) Shares of 2000 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2000 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2000 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2000 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2000 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2000 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2000 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2000 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2000 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2000 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2000 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2000 ESOP Preferred Stock, the transfer agent for the 2000 ESOP Preferred Stock shall note the foregoing provisions on each 2000 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2000 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2000 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2000 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2000 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2000 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2000 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2000 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2000 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2000 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of 2000 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2000 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2000 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2000 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2000 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2000 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2000 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2000 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2000 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2000 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2000 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2000 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2000 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $115.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2001 and on each December 1 thereafter until December 1, 2010, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2000 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $120.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2000 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $125.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2000 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2001	47.097	49.842
2002	52.278	58.814
2003	58.028	69.400
2004	64.411	81.892
2005	71.496	96.633
2006	79.361	114.027
2007	88.091	134.552
2008	97.781	158.771
2009	108.537	187.350
2010	120.476	221.073

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2003, the Current Market Price of one share of Common Stock is $65.00, then the cash dividend payable for the immediately following twelve month period per share of 2000 ESOP Preferred Stock would equal $120.00, with the first quarterly payment of such $120.00 dividend to be made on March 1, 2004. If on November 30, 2004, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2000 ESOP Preferred Stock would equal $125.00, with the first quarterly payment of such $125.00 dividend to be made on March 1, 2005. If on November 30, 2005, the Current Market Price of one share of Common Stock is $65.00, then the cash dividend payable for the immediately following twelve month period per share of 2000 ESOP Preferred Stock would equal $115.00, with the first quarterly payment of such $115.00 dividend to be made on March 1, 2006.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iv) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(v) Dividends payable on shares of the 2000 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2000. Dividends on shares of the 2000 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2000 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2000 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2000 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2000 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2000 ESOP Preferred Stock, all dividends declared upon shares of 2000 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2000 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2000 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2000 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2000 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2000 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2000 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2000 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2000 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2000 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2000 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2000 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2000 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2000 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2000 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2000 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2000 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2000 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2000 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2000 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2000 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2000 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2000 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2000 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2000 ESOP Preferred Stock or by any agent for conversion of the 2000 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2000 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2000 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2000 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2000 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) ”Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) ”Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2000 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2000 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2000 ESOP Preferred Stock by the Company or the transfer agent for the 2000 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2000 ESOP Preferred Stock, the certificate or certificates representing the shares of 2000 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or (b) in the case of uncertificated 2000 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2000 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of

2000 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2000 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2000 ESOP Preferred Stock, for any shares of 2000 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2000 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2000 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2000 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2000 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2000 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2000 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2000 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2000 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2000 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2000 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2000 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2000 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2000 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2000 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(k) Upon the issuance of shares of Common Stock following conversion of shares of 2000 ESOP Preferred Stock as contemplated by this Section 4, the Company shall, to the extent provided for, and subject to the limitations set forth in the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series C Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of October 21, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

5. Redemption At the Option of the Company. (a) The 2000 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2000 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2000 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2000 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2000 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2000 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2000 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2000 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2000 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2000 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2000 ESOP Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2000 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2000 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2000 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2000 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) ”Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) ”Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2000 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2000 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2000 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2000 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2000 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2000 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2000 ESOP Convertible Preferred Stock Note Agreement dated on or about March 29, 2000 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2000 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security

Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2000 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2000 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2000 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2000 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2000 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2000 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2000 ESOP Preferred Stock could have been converted at such time so that each share of 2000 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2000 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2000 ESOP Preferred Stock, then the shares of 2000 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2000 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2000 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2000 ESOP Preferred Stock, a cash payment per share of 2000 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2000 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2000 ESOP Preferred Stock shall have the right to convert shares of 2000 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2000 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2000 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2000 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2000 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2000 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2000 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2000 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2000 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2000 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2000 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2000 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2000 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2000 ESOP Preferred Stock;

(b) on a parity with shares of 2000 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2000 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2000 ESOP Preferred Stock; and

(c) junior to shares of 2000 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2000 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2000 ESOP Preferred Stock. The shares of 2000 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s ESOP Cumulative Convertible Preferred Stock, its 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative

Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its Adjustable Cumulative Preferred Stock, Series B, and its Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H. The 2000 ESOP Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Company’s Series C Junior Participating Preferred Stock.

EXHIBIT E

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2001 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 12, 2001, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 12, 2001, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2001 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2001 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2001 ESOP Preferred Stock”) and the number of authorized shares constituting the 2001 ESOP Preferred Stock is 192,000, based on an offering price for the 2001 ESOP Preferred Stock of $1,077.50 per share. Each share of 2001 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2001 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2001 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2001 ESOP Preferred Stock shall not be increased. All shares of the 2001 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2001 ESOP Preferred Stock.

(b) Shares of 2001 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2001 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2001 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2001 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2001 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2001 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2001 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2001 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2001 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2001 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2001 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2001 ESOP Preferred Stock, the transfer agent for the 2001 ESOP Preferred Stock shall note the foregoing provisions on each 2001 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2001 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2001 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2001 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2001 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2001 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2001 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2001 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2001 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2001 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of

2001 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2001 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2001 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2001 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2001 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2001 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2001 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2001 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2001 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2001 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2001 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2001 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2001 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $105.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2002 and on each December 1 thereafter until December 1, 2011, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2001 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $110.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2001 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $115.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2001 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2002	$60.556	$64.130
2003	66.309	74.712
2004	72.608	87.039
2005	79.506	101.401
2006	87.059	118.132
2007	95.330	137.624
2008	104.386	160.332
2009	114.303	186.786
2010	125.161	217.606
2011	137.052	253.511

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2004, the Current Market Price of one share of Common Stock is $80.00, then the cash dividend payable for the immediately following twelve month period per share of 2001 ESOP Preferred Stock would equal $110.00, with the first quarterly payment of such $110.00 dividend to be made on March 1, 2005. If on November 30, 2005, the Current

Market Price of one share of Common Stock is $110.00, then the cash dividend payable for the immediately following twelve month period per share of 2001 ESOP Preferred Stock would equal $115.00, with the first quarterly payment of such $115.00 dividend to be made on March 1, 2006. If on November 30, 2006, the Current Market Price of one share of Common Stock is $80.00, then the cash dividend payable for the immediately following twelve month period per share of 2001 ESOP Preferred Stock would equal $105.00, with the first quarterly payment of such $105.00 dividend to be made on March 1, 2007.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv) Dividends payable on shares of the 2001 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2001. Dividends on shares of the 2001 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2001 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2001 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2001 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2001 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2001 ESOP Preferred Stock, all dividends declared upon shares of 2001 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2001 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2001 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2001 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2001 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2001 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2001 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2001 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2001 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2001 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2001 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2001 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2001 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2001 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2001 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2001 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2001 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2001 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2001 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2001 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2001 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2001 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2001 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2001 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2001 ESOP Preferred Stock or by any agent for conversion of the 2001 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2001 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2001 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2001 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2001 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) ”Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) ”Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2001 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2001 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2001 ESOP Preferred Stock by the Company or the transfer agent for the 2001 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2001 ESOP Preferred Stock, the certificate or certificates representing the shares of 2001 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2001 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2001 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2001 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2001 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2001 ESOP Preferred Stock, for any shares of 2001 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2001 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2001 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2001 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2001 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2001 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2001 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2001 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2001 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2001 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2001 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2001 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2001 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2001 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2001 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(k) Upon the issuance of shares of Common Stock following conversion of shares of 2001 ESOP Preferred Stock as contemplated by this Section 4, the Company shall, to the extent provided for, and subject to the limitations set forth in the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series C Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of October 21, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

5. Redemption At the Option of the Company. (a) The 2001 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2001 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2001 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2001 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2001 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2001 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2001 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2001 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2001 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2001 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2001 ESOP Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2001 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2001 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2001 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2001 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2001 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2001 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2001 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2001 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2001 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2001 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2001 ESOP Convertible Preferred Stock Note Agreement dated on or about March 14, 2001 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2001 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2001 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2001 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2001 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2001 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2001 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2001 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2001 ESOP Preferred Stock could have been converted at such time so that each share of 2001 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2001 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2001 ESOP Preferred Stock, then the shares of 2001 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of

Common Stock into which such shares of 2001 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2001 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2001 ESOP Preferred Stock, a cash payment per share of 2001 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2001 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2001 ESOP Preferred Stock shall have the right to convert shares of 2001 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2001 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2001 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2001 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2001 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2001 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2001 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2001 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2001 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2001 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2001 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2001 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2001 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2001 ESOP Preferred Stock;

(b) on a parity with shares of 2001 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2001 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2001 ESOP Preferred Stock; and

(c) junior to shares of 2001 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2001 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2001 ESOP Preferred Stock. The shares of 2001 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s ESOP Cumulative Convertible Preferred Stock, its 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its Adjustable Cumulative Preferred Stock, Series B, and its Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H. The 2001 ESOP Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Company’s Series C Junior Participating Preferred Stock.

EXHIBIT F

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2002 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 25, 2002, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1-2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 25, 2002, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2002 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2002 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2002 ESOP Preferred Stock”) and the number of authorized shares constituting the 2002 ESOP Preferred Stock is 238,000, based on an offering price for the 2002 ESOP Preferred Stock of $1,072.60 per share. Each share of 2002 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2002 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2002 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2002 ESOP Preferred Stock shall not be increased. All shares of the 2002 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2002 ESOP Preferred Stock.

(b) Shares of 2002 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2002 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2002 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2002 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2002 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2002 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2002 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2002 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2002 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2002 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2002 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2002 ESOP Preferred Stock, the transfer agent for the 2002 ESOP Preferred Stock shall note the foregoing provisions on each 2002 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2002 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2002 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2002 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2002 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2002 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2002 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2002 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2002 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2002 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of

2002 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2002 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2002 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2002 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2002 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2002 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2002 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2002 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2002 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2002 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2002 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2002 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2002 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $105.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2003 and on each December 1 thereafter until December 1, 2011, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2002 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $110.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2002 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $115.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2002 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2003	$57.194	$63.481
2004	61.999	73.258
2005	67.206	84.539
2006	72.852	97.558
2007	78.971	112.582
2008	85.605	129.920
2009	92.796	149.927
2010	100.591	173.016
2011	109.040	199.661

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2005, the Current Market Price of one share of Common Stock is $70.00, then the cash dividend payable for the immediately following twelve month period per share of 2002 ESOP Preferred Stock would equal $110.00, with the first quarterly payment of such $110.00 dividend to be made on March 1, 2006. If on November 30, 2006, the Current Market Price of one share of Common Stock is $100.00, then the cash dividend payable for the immediately following twelve month period per share of 2002 ESOP Preferred Stock would equal $115.00, with the first quarterly payment of such $115.00 dividend to be made on March 1, 2007. If on November 30, 2007, the Current Market Price of one share of Common Stock is $70.00, then the cash dividend payable for the immediately following twelve month period per share of 2002 ESOP Preferred Stock would equal $105.00, with the first quarterly payment of such $105.00 dividend to be made on March 1, 2008.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv) Dividends payable on shares of the 2002 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2002. Dividends on shares of the 2002 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2002 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2002 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2002 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2002 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2002 ESOP Preferred Stock, all dividends declared upon shares of 2002 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2002 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2002 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2002 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2002 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2002 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2002 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2002 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2002 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2002 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2002 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2002 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2002 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2002 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2002 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2002 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2002 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2002 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2002 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2002 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2002 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2002 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2002 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2002 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2002 ESOP Preferred Stock or by any agent for conversion of the 2002 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2002 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2002 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2002 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2002 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) ”Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) ”Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2002 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2002 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2002 ESOP Preferred Stock by the Company or the transfer agent for the 2002 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2002 ESOP Preferred Stock, the certificate or certificates representing the shares of 2002 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2002 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2002 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2002 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2002 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2002 ESOP Preferred Stock, for any shares of 2002 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2002 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2002 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2002 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2002 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2002 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2002 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2002 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2002 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2002 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2002 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2002 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2002 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2002 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2002 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(k) Upon the issuance of shares of Common Stock following conversion of shares of 2002 ESOP Preferred Stock as contemplated by this Section 4, the Company shall, to the extent provided for, and subject to the limitations set forth in the Rights Agreement hereafter described, issue together with each such share of Common Stock one right to purchase Series C Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of October 21, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

5. Redemption At the Option of the Company. (a) The 2002 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2002 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2002 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2002 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2002 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2002 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2002 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2002 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2002 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2002 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2002 ESOP Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2002 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2002 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2002 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2002 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2002 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2002 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2002 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2002 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2002 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2002 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2002 ESOP Convertible Preferred Stock Note Agreement dated on or about March 27, 2002 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2002 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2002 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2002 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2002 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2002 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2002 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2002 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2002 ESOP Preferred Stock could have been converted at such time so that each share of 2002 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2002 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2002 ESOP Preferred Stock, then the shares of 2002 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of

Common Stock into which such shares of 2002 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2002 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2002 ESOP Preferred Stock, a cash payment per share of 2002 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2002 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2002 ESOP Preferred Stock shall have the right to convert shares of 2002 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2002 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2002 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2002 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2002 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2002 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2002 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2002 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2002 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2002 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2002 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2002 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2002 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2002 ESOP Preferred Stock;

(b) on a parity with shares of 2002 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2002 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2002 ESOP Preferred Stock; and

(c) junior to shares of 2002 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2002 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2002 ESOP Preferred Stock. The shares of 2002 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s ESOP Cumulative Convertible Preferred Stock, its 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, and its Adjustable Cumulative Preferred Stock, Series B. The 2002 ESOP Preferred Stock will rank prior, both as to payment of dividends and the distribution of assets upon liquidation, to the Common Stock and the Company’s Series C Junior Participating Preferred Stock.

EXHIBIT G

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2003 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 12, 2003, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 12, 2003, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2003 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2003 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2003 ESOP Preferred Stock”) and the number of authorized shares constituting the 2003 ESOP Preferred Stock is 260,200, based on an offering price for the 2003 ESOP Preferred Stock of $1,071.40 per share. Each share of 2003 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2003 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2003 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2003 ESOP Preferred Stock shall not be increased. All shares of the 2003 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2003 ESOP Preferred Stock.

(b) Shares of 2003 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2003 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2003 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2003 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2003 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2003 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2003 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2003 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2003 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2003 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2003 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2003 ESOP Preferred Stock, the transfer agent for the 2003 ESOP Preferred Stock shall note the foregoing provisions on each 2003 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2003 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2003 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2003 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2003 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2003 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2003 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2003 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2003 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2003 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of

2003 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2003 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2003 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2003 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2003 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2003 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2003 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2003 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2003 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2003 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2003 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2003 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2003 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $85.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2004 and on each December 1 thereafter until December 1, 2012, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2003 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $90.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2003 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $95.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2003 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2004	51.914	57.922
2005	56.275	66.842
2006	61.002	77.136
2007	66.126	89.015
2008	71.681	102.723
2009	77.702	118.542
2010	84.229	136.798
2011	91.304	157.865
2012	98.974	182.176

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2006, the Current Market Price of one share of Common Stock is $70.00, then the cash dividend payable for the immediately following twelve month period per share of 2003 ESOP Preferred Stock would equal $90.00, with the first quarterly payment of such $90.00 dividend to be made on March 1, 2007. If on November 30, 2007, the Current Market Price of one share of Common Stock is $100.00, then the cash dividend payable for the immediately following twelve month period per share of 2003 ESOP Preferred Stock would equal $95.00, with the first quarterly payment of such $95.00 dividend to be made on March 1, 2008. If on November 30, 2008, the Current Market Price of one share of Common Stock is $70.00, then the cash dividend payable for the immediately following twelve month period per share of 2003 ESOP Preferred Stock would equal $85.00, with the first quarterly payment of such $85.00 dividend to be made on March 1, 2009.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv) Dividends payable on shares of the 2003 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2003. Dividends on shares of the 2003 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2003 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2003 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2003 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2003 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2003 ESOP Preferred Stock, all dividends declared upon shares of 2003 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2003 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2003 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2003 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2003 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2003 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2003 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2003 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2003 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2003 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2003 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2003 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2003 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2003 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2003 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2003 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2003 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2003 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2003 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2003 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2003 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2003 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2003 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2003 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2003 ESOP Preferred Stock or by any agent for conversion of the 2003 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2003 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2003 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2003 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2003 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2003 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2003 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2003 ESOP Preferred Stock by the Company or the transfer agent for the 2003 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2003 ESOP Preferred Stock, the certificate or certificates representing the shares of 2003 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2003 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2003 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2003 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2003 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2003 ESOP Preferred Stock, for any shares of 2003 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2003 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2003 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2003 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2003 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2003 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2003 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2003 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2003 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2003 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2003 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2003 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2003 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2003 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2003 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5. Redemption At the Option of the Company. (a) The 2003 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2003 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2003 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2003 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2003 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2003 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2003 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2003 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2003 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2003 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2003 ESOP

Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2003 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2003 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2003 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2003 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2003 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2003 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2003 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2003 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2003 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2003 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2003 ESOP Convertible Preferred Stock Note Agreement dated on or about March 17, 2003 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2003 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2003 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2003 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2003 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2003 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2003 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2003 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2003 ESOP Preferred Stock could have been converted at such time so that each share of 2003 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2003 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2003 ESOP Preferred Stock, then the shares of 2003 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2003 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2003 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2003 ESOP Preferred Stock, a cash payment per share of 2003 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2003 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2003 ESOP Preferred Stock shall have the right to convert shares of 2003 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2003 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2003 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2003 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2003 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2003 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2003 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2003 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2003 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2003 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2003 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2003 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2003 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2003 ESOP Preferred Stock;

(b) on a parity with shares of 2003 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2003 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2003 ESOP Preferred Stock; and

(c) junior to shares of 2003 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2003 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2003 ESOP Preferred Stock. The shares of 2003 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, and its Adjustable Cumulative Preferred Stock, Series B.

EXHIBIT H

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2004 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 9, 2004, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*  *  *  *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 9, 2004, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2004 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2004 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2004 ESOP Preferred Stock”) and the number of authorized shares constituting the 2004 ESOP Preferred Stock is 321,000, based on an offering price for the 2004 ESOP Preferred Stock of $1,071.40 per share. Each share of 2004 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2004 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2004 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2004 ESOP Preferred Stock shall not be increased. All shares of the 2004 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2004 ESOP Preferred Stock.

(b) Shares of 2004 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2004 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2004 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2004 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2004 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2004 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2004 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2004 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2004 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2004 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2004 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2004 ESOP Preferred Stock, the transfer agent for the 2004 ESOP Preferred Stock shall note the foregoing provisions on each 2004 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2004 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2004 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2004 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2004 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2004 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2004 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2004 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2004 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2004 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of

2004 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2004 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2004 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2004 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2004 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2004 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2004 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2004 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2004 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2004 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2004 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2004 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2004 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $85.00 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2005 and on each December 1 thereafter until December 1, 2013, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2004 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $90.00 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2004 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $95.00 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2004 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2005	65.823	73.447
2006	71.286	84.685
2007	77.203	97.642
2008	83.610	112.581
2009	90.550	129.806
2010	98.066	149.666
2011	106.205	172.565
2012	115.020	198.967
2013	124.567	229.409

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2007, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2004 ESOP Preferred Stock would equal $90.00, with the first quarterly payment of such $90.00 dividend to be made on March 1, 2008. If on November 30, 2008, the Current Market Price of one share of Common Stock is $115.00, then the cash dividend payable for the immediately following twelve month period per share of 2004 ESOP Preferred Stock would equal $95.00, with the first quarterly payment of such $95.00 dividend to be made on March 1, 2009. If on November 30, 2009, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2004 ESOP Preferred Stock would equal $85.00, with the first quarterly payment of such $85.00 dividend to be made on March 1, 2010.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv) Dividends payable on shares of the 2004 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2004. Dividends on shares of the 2004 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2004 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2004 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2004 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2004 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2004 ESOP Preferred Stock, all dividends declared upon shares of 2004 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2004 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2004 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2004 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2004 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2004 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2004 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2004 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2004 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2004 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2004 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2004 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2004 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2004 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2004 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2004 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2004 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2004 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2004 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2004 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2004 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2004 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2004 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2004 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2004 ESOP Preferred Stock or by any agent for conversion of the 2004 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2004 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2004 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2004 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2004 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2004 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2004 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2004 ESOP Preferred Stock by the Company or the transfer agent for the 2004 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2004 ESOP Preferred Stock, the certificate or certificates representing the shares of 2004 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2004 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2004 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2004 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2004 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2004 ESOP Preferred Stock, for any shares of 2004 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2004 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2004 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2004 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2004 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2004 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2004 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2004 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2004 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2004 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2004 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2004 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2004 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2004 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2004 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5. Redemption At the Option of the Company. (a) The 2004 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2004 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2004 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2004 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2004 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2004 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2004 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2004 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2004 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2004 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2004 ESOP

Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2004 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2004 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2004 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2004 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2004 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2004 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2004 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2004 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2004 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2004 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2004 ESOP Convertible Preferred Stock Note Agreement dated on or about March 12, 2004 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2004 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2004 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2004 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2004 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2004 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2004 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2004 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2004 ESOP Preferred Stock could have been converted at such time so that each share of 2004 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2004 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2004 ESOP Preferred Stock, then the shares of 2004 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2004 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2004 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2004 ESOP Preferred Stock, a cash payment per share of 2004 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2004 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2004 ESOP Preferred Stock shall have the right to convert shares of 2004 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2004 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2004 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2004 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2004 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2004 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2004 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2004 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2004 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2004 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2004 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2004 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2004 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2004 ESOP Preferred Stock;

(b) on a parity with shares of 2004 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2004 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2004 ESOP Preferred Stock; and

(c) junior to shares of 2004 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2004 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2004 ESOP Preferred Stock. The shares of 2004 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1995 ESOP Cumulative Convertible Preferred Stock, its 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, and its 2003 ESOP Cumulative Convertible Preferred Stock.

EXHIBIT I

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2005 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 11, 2005, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*   *   *   *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 11, 2005, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2005 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2005 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2005 ESOP Preferred Stock”) and the number of authorized shares constituting the 2005 ESOP Preferred Stock is 363,000, based on an offering price for the 2005 ESOP Preferred Stock of $1,067.10 per share. Each share of 2005 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2005 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2005 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2005 ESOP Preferred Stock shall not be increased. All shares of the 2005 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2005 ESOP Preferred Stock.

(b) Shares of 2005 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2005 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2005 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2005 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2005 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2005 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2005 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2005 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2005 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2005 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2005 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2005 ESOP Preferred Stock, the transfer agent for the 2005 ESOP Preferred Stock shall note the foregoing provisions on each 2005 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2005 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2005 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2005 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2005 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2005 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2005 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2005 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2005 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2005 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of

2005 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2005 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2005 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2005 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2005 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2005 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2005 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2005 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2005 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2005 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2005 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2005 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2005 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $97.50 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2006 and on each December 1 thereafter until December 1, 2014, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2005 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $102.50 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2005 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $107.50 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2005 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2006	$66.659	$74.447
2007	71.591	85.167
2008	76.889	97.431
2009	82.579	111.461
2010	88.690	127.511
2011	95.253	145.873
2012	102.302	166.879
2013	109.872	190.909
2014	118.002	218.400

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2008, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2005 ESOP Preferred Stock would equal $102.50, with the first quarterly payment of such $102.50 dividend to be made on March 1, 2009. If on November 30, 2009, the Current Market Price of one share of Common Stock is $115.00, then the cash dividend payable for the immediately following twelve month period per share of 2005 ESOP Preferred Stock would equal $107.50, with the first quarterly payment of such $107.50 dividend to be made on March 1, 2010. If on November 30, 2010, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2005 ESOP Preferred Stock would equal $97.50, with the first quarterly payment of such $97.50 dividend to be made on March 1, 2011.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv) Dividends payable on shares of the 2005 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2005. Dividends on shares of the 2005 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2005 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2005 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2005 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2005 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2005 ESOP Preferred Stock, all dividends declared upon shares of 2005 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2005 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2005 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2005 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2005 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2005 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2005 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2005 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2005 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2005 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2005 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2005 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2005 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2005 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2005 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2005 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2005 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2005 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2005 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2005 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2005 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2005 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2005 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2005 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2005 ESOP Preferred Stock or by any agent for conversion of the 2005 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2005 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2005 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2005 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2005 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) “Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) “Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2005 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2005 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2005 ESOP Preferred Stock by the Company or the transfer agent for the 2005 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2005 ESOP Preferred Stock, the certificate or certificates representing the shares of 2005 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2005 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2005 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2005 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2005 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2005 ESOP Preferred Stock, for any shares of 2005 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2005 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2005 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2005 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2005 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2005 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2005 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2005 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2005 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2005 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2005 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2005 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2005 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2005 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2005 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5. Redemption At the Option of the Company. (a) The 2005 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2005 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2005 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2005 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2005 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2005 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2005 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2005 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2005 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2005 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2005 ESOP

Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2005 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2005 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2005 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2005 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) “Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) “Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2005 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2005 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2005 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2005 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2005 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2005 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2005 ESOP Convertible Preferred Stock Note Agreement dated on or about March 17, 2005 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2005 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2005 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2005 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2005 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2005 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2005 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2005 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2005 ESOP Preferred Stock could have been converted at such time so that each share of 2005 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2005 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2005 ESOP Preferred Stock, then the shares of 2005 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2005 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2005 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2005 ESOP Preferred Stock, a cash payment per share of 2005 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2005 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2005 ESOP Preferred Stock shall have the right to convert shares of 2005 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2005 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2005 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2005 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2005 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2005 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2005 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2005 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2005 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2005 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2005 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2005 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2005 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2005 ESOP Preferred Stock;

(b) on a parity with shares of 2005 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2005 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2005 ESOP Preferred Stock; and

(c) junior to shares of 2005 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2005 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2005 ESOP Preferred Stock. The shares of 2005 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1996 ESOP Cumulative Convertible Preferred Stock, its 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, its 2003 ESOP Cumulative Convertible Preferred Stock, and its 2004 ESOP Cumulative Convertible Preferred Stock.

EXHIBIT J

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

2006 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the provisions of the Restated Certificate of Incorporation of the Company, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”), and pursuant to authority conferred upon the ESOP Preferred Stock Committee I of the Board (the “ESOP Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and by the resolutions of the Board set forth herein, the following resolutions were duly adopted by the Board at a meeting of the Board duly held on January 25, 2000, and by the ESOP Committee pursuant to the written consent of the ESOP Committee duly adopted on March 17, 2006, in accordance with Section 141(f) of the General Corporation Law:

1. On January 25, 2000, the Board adopted the following resolutions (the “ESOP Board Resolutions”) appointing the ESOP Committee and delegating to the ESOP Committee the full powers of the Board, subject to the ESOP Board Resolutions, in all matters relating to issuance of one or more series of Preferred Stock (“ESOP Preferred Stock”) to the trustee on behalf of the Company’s 401(k) Plan hereinafter referred to:

RESOLVED that a committee of one member of the Board of the Company is hereby appointed by the Board as the ESOP Preferred Stock Committee I (the “First Committee”), which shall have and may exercise the full powers of the Board, subject to these resolutions, to issue from time to time one or more series of ESOP Preferred Stock, including any shares of Company common stock ($1 2/3 par value) issuable upon conversion of ESOP Preferred Stock, and in connection therewith, to fix the designations, voting powers, preferences, and all other rights, qualifications and restrictions of such ESOP Preferred Stock, to sell such ESOP Preferred Stock to the Plan on such terms and conditions and for such purchase price as the First Committee in its discretion shall approve, and to take any and all actions as the First Committee shall deem necessary or appropriate.

RESOLVED that Richard M. Kovacevich is designated to serve as the sole member of the First Committee until his successor is duly elected and qualified.

*   *   *   *

RESOLVED that any series of ESOP Preferred Stock authorized for issuance by the First Committee . . . shall have the voting rights set forth in Appendix A to these resolutions.

APPENDIX A - VOTING RIGHTS

No series of the Preferred Stock, except as hereinafter set forth in this resolution or as otherwise from time to time required by law, shall have voting rights. Whenever, at any time or times, dividends payable on any shares of a designated series of the Preferred Stock (such shares of such designated series of Preferred Stock being hereinafter referred to as the “Shares of such series”) shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding Shares of such series shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Shares of such series, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Shares of such series shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding Shares of such series (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such Shares of such series (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such Shares of such series shall have been paid in full, at which time such right with respect to such Shares of such series shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

So long as any Shares of such series remain outstanding, the consent of the holders of the outstanding Shares of such series and outstanding shares of all other series of Preferred Stock ranking on a parity with such Shares of such series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding Shares of such series and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(a) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Shares of such series with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(b) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designation for the Shares of such series designating the Shares of such series and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Shares of such series or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the Shares of such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

2. On March 17, 2006, pursuant to authority conferred upon it by the Board in the ESOP Board Resolutions, the ESOP Committee adopted the following resolutions by written consent in accordance with Section 141(f) of the General Corporation Law:

RESOLVED that the issuance of a series of Preferred Stock, without par value, of the Company is hereby authorized and the designation, voting powers, preferences, and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Company, as amended, are hereby fixed as follows:

2006 ESOP CUMULATIVE CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares; Restricted Issue.

(a) The designation of the series of Preferred Stock, without par value, provided for herein shall be “2006 ESOP Cumulative Convertible Preferred Stock” (hereinafter referred to as the “2006 ESOP Preferred Stock”) and the number of authorized shares constituting the 2006 ESOP Preferred Stock is 414,000, based on an offering price for the 2006 ESOP Preferred Stock of $1,070.40 per share. Each share of 2006 ESOP Preferred Stock shall have a stated value of $1,000.00 per share. The number of authorized shares of 2006 ESOP Preferred Stock may be reduced by further resolution duly adopted by the Board or the Securities Committee and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, provided, however, that the authorized number of shares of 2006 ESOP Preferred Stock shall not be decreased below the then outstanding number of such shares, and provided further that the number of authorized shares of 2006 ESOP Preferred Stock shall not be increased. All shares of the 2006 ESOP Preferred Stock purchased, redeemed, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of 2006 ESOP Preferred Stock.

(b) Shares of 2006 ESOP Preferred Stock shall be issued only to a trustee (the “Trustee”) acting on behalf of the Wells Fargo & Company 401(k) Plan, or any successor to such plan (the “Plan”). All references to the holder of shares of 2006 ESOP Preferred Stock shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of shares of 2006 ESOP Preferred Stock to any person other than any successor trustee under the Plan, the shares of 2006 ESOP Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder thereof, shall be automatically converted into shares of the common stock, par value $1-2/3 per share, of the Company (the “Common Stock”) on the terms otherwise provided for the conversion of the shares of 2006 ESOP Preferred Stock into shares of Common Stock pursuant to paragraph (a) of Section 4 hereof, and no such transferee shall have any of the voting powers, preferences, and relative, participating, optional or special rights ascribed to shares of 2006 ESOP Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of 2006 ESOP Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of 2006 ESOP Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of 2006 ESOP Preferred Stock have been automatically converted as of the date of such transfer. Shares of 2006 ESOP Preferred Stock may be certificated or uncertificated, at the Company’s option. Certificates representing shares of 2006 ESOP Preferred Stock shall bear a legend to reflect the foregoing provisions. In the case of uncertificated 2006 ESOP Preferred Stock, the transfer agent for the 2006 ESOP Preferred Stock shall note the foregoing provisions on each 2006 ESOP Preferred Stock book entry account. The Company may require that, as a condition to transferring record ownership of any uncertificated 2006 ESOP Preferred Stock, the proposed transferee acknowledge in writing that the shares of 2006 ESOP Preferred Stock are subject to the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (b) of Section 1, shares of 2006 ESOP Preferred Stock (i)(A) shall be converted into shares of Common Stock as provided in paragraph (a) of Section 4 hereof, and (B) may be converted into shares of Common Stock as provided by paragraph (b) of Section 4 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided in Sections 5 and 6(c) hereof.

2. Voting Rights. No shares of 2006 ESOP Preferred Stock shall have voting rights except such voting rights as may from time to time be required by law and as set forth in this Section 2, as follows:

(a) Whenever, at any time or times, dividends payable on shares of 2006 ESOP Preferred Stock shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the holders of the outstanding shares of 2006 ESOP Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the shares of 2006 ESOP Preferred Stock, either as to dividends or on the distribution of assets upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Company at the Company’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the shares of 2006 ESOP Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of Preferred Stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of 2006 ESOP Preferred Stock (together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as herein set forth. The right of such holders of such shares of

2006 ESOP Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) to elect members of the Board as aforesaid shall continue until such time as all dividends accumulated on such shares of 2006 ESOP Preferred Stock shall have been paid in full, at which time such right with respect to such shares of 2006 ESOP Preferred Stock shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(b) Upon any termination of the right of the holders of all shares of Preferred Stock entitled to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders may choose a successor to fill such vacancy, which such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this resolution shall have expired, the number of directors shall be such number as may be provided for in the By-Laws of the Company irrespective of any increase made pursuant to the provisions of this resolution.

(c) So long as any shares of 2006 ESOP Preferred Stock remain outstanding, the consent of the holders of the outstanding shares of 2006 ESOP Preferred Stock and outstanding shares of all other series of Preferred Stock ranking on a parity with such shares of 2006 ESOP Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, by a vote of at least two-thirds of all such outstanding shares of 2006 ESOP Preferred Stock and such other series of Preferred Stock voting together as a class, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to shares of 2006 ESOP Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or

(ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation or of the resolutions set forth in a Certificate of Designations designating shares of 2006 ESOP Preferred Stock and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the shares of 2006 ESOP Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of any series of Preferred Stock, in each case ranking on a parity with or junior to the shares of 2006 ESOP Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 2006 ESOP Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

3. Dividends. (a)(i) Holders of shares of 2006 ESOP Preferred Stock will be entitled to receive, when and as declared by the Board or a duly authorized committee thereof, out of assets of the Company legally available for payment, an annual cash dividend of $107.50 (the “Base Dividend”) per share, which Base Dividend shall be subject to adjustment from time to time as provided in this Section 3.

(ii) The Base Dividend shall be adjusted, effective on December 1, 2007 and on each December 1 thereafter until December 1, 2015, as follows:

(1) If the Current Market Price (as hereinafter defined) of one share of Common Stock on November 30 (or the next preceding Trading Day (as hereinafter defined) if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the First Target Price but less than the Second Target Price shown opposite that year in such table, then holders of shares of the 2006 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $112.50 per share (the “First Adjusted Dividend”).

(2) If the Current Market Price of one share of Common Stock on November 30 (or the next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is equal to or greater than the Second Target Price shown opposite that year in such table, then holders of shares of 2006 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to $117.50 per share (the “Second Adjusted Dividend”).

(3) If the Current Market Price of one share of Common Stock on November 30 (or next preceding Trading Day if November 30 is not a Trading Day) of any year listed in the Dividend Adjustment Table below is less than the First Target Price shown opposite that year in such table, then the holders of shares of 2006 ESOP Preferred Stock will be entitled to receive a cash dividend for the immediately following twelve month period equal to the Base Dividend.

Dividend Adjustment Table

Closing Price on 11/30	First Target Price	Second Target Price
2007	$72.625	$81.118
2008	77.926	92.718
2009	83.615	105.976
2010	89.719	121.131
2011	96.268	138.453
2012	103.296	158.251
2013	110.837	180.881
2014	118.928	206.747
2015	127.609	236.312

(4) As an example of the adjustments described in subparagraphs (1) through (3) above, if on November 30, 2009, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2006 ESOP Preferred Stock would equal $112.50, with the first quarterly payment of such $112.50 dividend to be made on March 1, 2010. If on November 30, 2010, the Current Market Price of one share of Common Stock is $125.00, then the cash dividend payable for the immediately following twelve month period per share of 2006 ESOP Preferred Stock would equal $117.50, with the first quarterly payment of such $117.50 dividend to be made on March 1, 2011. If on November 30, 2011, the Current Market Price of one share of Common Stock is $85.00, then the cash dividend payable for the immediately following twelve month period per share of 2006 ESOP Preferred Stock would equal $107.50, with the first quarterly payment of such $107.50 dividend to be made on March 1, 2012.

(5) For purposes of this Section 3, the terms “First Adjusted Dividend” and “Second Adjusted Dividend” are sometimes referred to as an “Adjusted Dividend;” the term “Current Market Price” shall have the meaning given to it in Section 4(c)(iv); and the term “Trading Day” shall have the meaning given to it in Section 4(c)(vi).

(iii) If one share of Common Stock in any year listed in the Dividend Adjustment Table shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the First Target Price and the Second Target Price listed in such table for that year and each subsequent year will be appropriately and proportionately adjusted.

(iv) Dividends payable on shares of the 2006 ESOP Preferred Stock (whether such dividends are equal to the Base Dividend or to an Adjusted Dividend) shall be payable quarterly on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2006. Dividends on shares of the 2006 ESOP Preferred Stock will be cumulative from the date of initial issuance of such shares of 2006 ESOP Preferred Stock. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Company on such record dates, not more than 30 days nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof. The amount of dividends payable per share for each dividend period shall be computed by dividing by four the Base Dividend or the Adjusted Dividend, whichever is then applicable. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

(b)(i) No full dividends shall be declared or paid or set apart for payment on any stock of the Company ranking, as to dividends, on a parity with or junior to the 2006 ESOP Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for such payment on shares of 2006 ESOP Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of 2006 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2006 ESOP Preferred Stock, all dividends declared upon shares of 2006 ESOP Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with 2006 ESOP Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on 2006 ESOP Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of 2006 ESOP Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of 2006 ESOP Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends, as herein provided, on 2006 ESOP Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on 2006 ESOP Preferred Stock which may be in arrears.

(ii) So long as any shares of 2006 ESOP Preferred Stock are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants, or rights to subscribe for or purchase shares of, Common Stock or any other stock ranking junior to 2006 ESOP Preferred Stock as to dividends or upon liquidation and other than as provided in paragraph (b)(i) of this Section 3) shall be declared or paid or set aside for payment or other distribution declared or made upon Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2006 ESOP Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with 2006 ESOP Preferred Stock as to dividends or upon liquidation be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to 2006 ESOP Preferred Stock as to dividends or upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of 2006 ESOP Preferred Stock shall have been paid or declared and set aside for payment of the then current dividend payment period and all past dividend payment periods.

4. Conversion. Shares of 2006 ESOP Preferred Stock are convertible from time to time hereafter pursuant to the provisions of paragraphs (a) or (b) of this Section 4 into that number of shares of Common Stock determined by dividing the stated value of each share of 2006 ESOP Preferred Stock by the then applicable Conversion Price, (as determined in accordance with the provisions of paragraph (c)(iii) of this Section 4), as follows:

(a) Each share of 2006 ESOP Preferred Stock released from the unallocated reserve of the Plan in accordance with the terms thereof shall be automatically converted, without any further action by the Company or the holder thereof, as of the date such release occurs (the “Release Date”), into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for the 2006 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(b) Subject to and upon compliance with the provisions of this Section 4, a holder of 2006 ESOP Preferred Stock shall be entitled at any time, prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 5 or 6 hereof, to cause any or all of the shares of 2006 ESOP Preferred Stock held by such holder to be converted into fully paid and nonassessable shares of Common Stock at the then applicable Conversion Price for 2006 ESOP Preferred Stock provided for in paragraph (c) of this Section 4.

(c) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) The “Average Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the Current Market Price for one share of Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day occurring prior to the date the “Purchase Offer” is made (as that term is defined in Section 6(d) hereof).

(ii) A “Business Day” means each day that is not a Saturday, Sunday, or a day on which state or federally chartered banking institutions in the State of New York are not required to be open.

(iii) (A) For purposes of a mandatory conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (a) of this Section 4, the “Conversion Price” for such shares of 2006 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the relevant Release Date.

(B) For purposes of an optional conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (b) of this Section 4, the “Conversion Price” for such shares of 2006 ESOP Preferred Stock shall be the Current Market Price of one share of Common Stock on the date the Conversion Notice (as that term is defined in paragraph (d) of this Section 4) is received by the Company, by the transfer agent for the 2006 ESOP Preferred Stock or by any agent for conversion of the 2006 ESOP Preferred Stock designated as such pursuant to paragraph (d) of this Section 4.

(C) For purposes of a conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock in connection with a “Purchase Offer” (as defined in Section 6(d) hereof), the “Conversion Price” for such shares of 2006 ESOP Preferred Stock shall be the Average Current Market Price of one share of Common Stock.

Each share of 2006 ESOP Preferred Stock shall be valued at its stated value of $1,000.00 for purposes of computing, based on the applicable Conversion Price, the number of shares of Common Stock into which the shares of 2006 ESOP Preferred Stock will be converted.

(iv) The “Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the reported last sale price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange only or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof.

(v) ”Common Stock” shall mean the Common Stock of the Company as the same exists at the date of this Certificate of Designations or as such stock may be constituted from time to time.

(vi) ”Trading Day” with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any Business Day.

(d) In connection with any conversion of 2006 ESOP Preferred Stock pursuant to this Section 4, a written notice of conversion (the “Conversion Notice”) shall be delivered to the Company at its principal executive office or the offices of the transfer agent for the 2006 ESOP Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the 2006 ESOP Preferred Stock by the Company or the transfer agent for the 2006 ESOP Preferred Stock, which notice shall be accompanied by (a) in the case of certificated 2006 ESOP Preferred Stock, the certificate or certificates representing the shares of 2006 ESOP Preferred Stock being converted pursuant to this Section 4, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) and (b) in the case of uncertificated 2006 ESOP Preferred Stock, duly executed assignment and transfer documents for the shares of 2006 ESOP Preferred Stock being converted pursuant to this Section 4. Each Conversion Notice shall specify (i)(y) in the case of a mandatory conversion pursuant to paragraph (a) of this Section 4, the number of shares of 2006 ESOP Preferred Stock released from the unallocated reserve of the Plan on the Release Date or (z) in the case of an optional conversion pursuant to paragraph (b) of this Section 4, the number of shares of 2006 ESOP Preferred Stock being converted, and (ii) in connection with any conversion hereunder, (x) the name or names in which such holder wishes the certificate or certificates for Common Stock and, in the case of certificated 2006 ESOP Preferred Stock, for any shares of 2006 ESOP Preferred Stock not to be so converted to be issued, (y) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, and (z) such other information as the Company or its agents may reasonably request.

(e) Upon delivery to the Company or the transfer agent for the 2006 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4, the Company shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder’s designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. If there shall have been surrendered a certificate or certificates representing shares of 2006 ESOP Preferred Stock only part of which are to be converted, the Company shall issue and deliver to such holder or such holder’s designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of 2006 ESOP Preferred Stock which shall not have been converted.

(f) The issuance by the Company of shares of Common Stock upon a conversion of shares of 2006 ESOP Preferred Stock into shares of Common Stock made pursuant to this Section 4 shall be effective (i) in the case of a mandatory conversion of shares of 2006 ESOP Preferred Stock pursuant to paragraph (a) of this Section 4, as of the Release Date; and (ii) in the case of an optional conversion of such shares pursuant to paragraph (b) of this Section 4, as of the earlier of (A) the delivery to such holder or such holder’s designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (B) the commencement of business on the second Business Day after the delivery to the Company or the transfer agent for the 2006 ESOP Preferred Stock of the Conversion Notice and all other documentation and certificates required to effect the conversion, as provided in paragraph (d) of this Section 4. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have accrued or have been declared and shall be payable to holders of shares of 2006 ESOP Preferred Stock if the date on which such dividends are paid is on or after the effective date of conversion of such shares.

(g) The Company shall not be obligated to deliver to holders of 2006 ESOP Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of 2006 ESOP Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(h) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of 2006 ESOP Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of 2006 ESOP Preferred Stock then outstanding.

(i) The Company will use its best efforts to cause the listing of the shares of Common Stock required to be delivered upon conversion of the 2006 ESOP Preferred Stock prior to distribution to Plan participants on the national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(j) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the 2006 ESOP Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the 2006 ESOP Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5. Redemption At the Option of the Company. (a) The 2006 ESOP Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time, at a redemption price per share of 2006 ESOP Preferred Stock equal to the higher of (x) $1,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, and (y) the Fair Market Value (as that term is defined in paragraph (d) of this Section 5) per share of 2006 ESOP Preferred Stock on the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (c) of this Section 5. From and after the date fixed for redemption, dividends on shares of 2006 ESOP Preferred Stock called for redemption will cease to accrue and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Company, to be retired as provided in paragraph (a) of Section 1. If the full cumulative dividends have not been paid, or contemporaneously declared and set aside for payment, on all outstanding shares of 2006 ESOP Preferred Stock, the Company may not redeem fewer than all the outstanding shares of 2006 ESOP Preferred Stock pursuant to this Section 5.

(b) Unless otherwise required by law, notice of any redemption pursuant to this Section 5 will be sent to the holders of 2006 ESOP Preferred Stock at the address shown on the books of the Company or any transfer agent for the 2006 ESOP Preferred Stock by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the 2006 ESOP Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash; (v) in the case of certificated 2006 ESOP Preferred Stock the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised and the manner in which the number of shares of Common Stock issuable upon conversion of a share of 2006 ESOP

Preferred Stock will be determined. The Company shall redeem shares so called for redemption and not previously converted at the date fixed for redemption and at the redemption price set forth in this Section 5, provided that, in the case of certificated 2006 ESOP Preferred Stock, the Company shall not be obligated to pay the redemption price until the certificates for the shares to be redeemed are surrendered (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state).

(c) The Company, at its option, may make payment of the redemption price required upon redemption of shares of 2006 ESOP Preferred Stock in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (d)(ii) of this Section 5) or their Current Market Price, in either case as of the date fixed for redemption of the 2006 ESOP Preferred Stock, whichever value will result in the issuance of the greater number of shares of Common Stock to the holder of the 2006 ESOP Preferred Stock then being redeemed.

(d) For purposes of these resolutions, the following terms shall have the meanings set forth below:

(i) ”Adjustment Period” shall mean the period of five (5) consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined.

(ii) ”Fair Market Value” shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issue which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The “Fair Market Value” of any security which is not publicly traded (other than the 2006 ESOP Preferred Stock) or of any other property shall mean the fair value thereof on the date as of which the Fair Market Value of the security is to be determined, as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof. The “Fair Market Value” of the 2006 ESOP Preferred Stock for purposes of paragraph (a) of Section 5, and for purposes of paragraph (c) of Section 6 shall mean the fair market value thereof determined by an independent appraiser, appointed by the Trustee of the Plan in accordance with the provisions of the Plan, as of the date fixed for redemption of the 2006 ESOP Preferred Stock (in the case of a redemption pursuant to Section 5) or as of the date specified in paragraph (c) of Section 6 (in the case of a redemption under that section). For purposes of determining the Fair Market Value of the 2006 ESOP Preferred Stock, the independent appraiser shall assume (i) that all dividends on the 2006 ESOP Preferred Stock would have been paid when due, and (ii) that the mandatory conversion of shares of 2006 ESOP Preferred Stock held by the Plan into shares of Common Stock pursuant to Section 4(a) hereof would have occurred when and as payments of principal (together with accrued interest thereon) would have been made by the Trustee of the Plan in accordance with the terms of that certain 2006 ESOP Convertible Preferred Stock Note Agreement dated on or about March 21, 2006 between the Company and the Plan (including any amendments or modifications thereto).

6. Consolidation, Merger, Etc. (a) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Company) that constitutes “qualifying employer securities” with respect to a holder of 2006 ESOP Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of 2006 ESOP Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become Preferred Stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 5 and 6 hereof), and the qualifications, limitations or restrictions thereon, that the 2006 ESOP Preferred Stock had immediately prior to such transaction, subject to the following:

(1) After such transaction each share of the 2006 ESOP Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 4 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted immediately prior to such transaction.

(2) The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of 2006 ESOP Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) If the Company consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (a) of this Section 6) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of 2006 ESOP Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (c) of this Section 6), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted at such time so that each share of 2006 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted immediately prior to such transaction. However, if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the 2006 ESOP Preferred Stock, then the shares of 2006 ESOP Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of 2006 ESOP Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction. If the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares.

(c) In the event the Company shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (b) of this Section 6 (a “Business Combination”), then the Company shall as soon as practicable thereafter (and in any event at least fifteen (15) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of 2006 ESOP Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such 2006 ESOP Preferred Stock, a cash payment per share of 2006 ESOP Preferred Stock equal to the higher of (x) $1,000.00, plus accrued and unpaid dividends thereon to the date of consummation of such transaction or (y) the Fair Market Value per share of 2006 ESOP Preferred Stock, as of the last Business Day (as defined in paragraph (c) of Section 4 hereof) immediately preceding the date the Business Combination is consummated. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the last Business Day prior to consummation of such transaction.

(d) In the event that a Purchase Offer (as defined below) shall have been made and shall be continuing, each holder of 2006 ESOP Preferred Stock shall have the right to convert shares of 2006 ESOP Preferred Stock into shares of Common Stock at the Conversion Price specified in Section 4(c)(iii)(C) hereof until the date the Purchase Offer is terminated, including without limitation because the original Purchase Offer is withdrawn or because the Purchase Offer has expired and is not renewed, upon notice of such conversion given to the Company not later than the close of business on the date the Purchase Offer terminates (the “Purchase Offer Conversion Period”), unless the Company or any successor of the Company shall waive such prior notice, but any notice of conversion so given may be withdrawn by notice of withdrawal given to the Company prior to the end of the Purchase Offer Conversion Period.

For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i) “Beneficial Ownership” shall have the meaning ascribed to it in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “person” shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

(ii) A “Purchase Offer” shall have been made when any person (other than the Company or any affiliate of the Company) shall have “commenced” (as such term is defined in Rule 14d-2 under the Exchange Act) a tender offer or exchange offer to purchase shares of Common Stock, such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined herein) or the right to acquire Beneficial Ownership, of twenty percent (20%) or more of the voting power of the Company.

7. Liquidation Rights. (a) Upon the dissolution, liquidation, or winding up of the Company, the holders of the shares of 2006 ESOP Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to 2006 ESOP Preferred Stock upon liquidation, the amount of $1,000.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

(b) Neither the sale of all or substantially all the property and assets of the Company, nor the merger or consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for the purposes of this Section 7.

(c) After the payment to the holders of the shares of 2006 ESOP Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of 2006 ESOP Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.

(d) In the event the assets of the Company available for distribution to the holders of shares of 2006 ESOP Preferred Stock upon any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any shares of any other series of Preferred Stock or other capital stock of the Company ranking on a parity with the shares of 2006 ESOP Preferred Stock upon such dissolution, liquidation, or winding up unless proportionate distributive amounts shall be paid on account of the shares of 2006 ESOP Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation, or winding up.

(e) Subject to the rights of the holders of the shares of any series or class or classes of stock ranking on a parity with or prior to the shares of 2006 ESOP Preferred Stock upon liquidation, dissolution, or winding up, upon any liquidation, dissolution, or winding up of the Company, after payment shall have been made in full to the holders of the shares of 2006 ESOP Preferred Stock as provided in this Section 7, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of 2006 ESOP Preferred Stock upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the shares of 2006 ESOP Preferred Stock shall not be entitled to share therein.

8. Ranking. For the purposes of these resolutions, any stock of any series or class or classes of the Company shall be deemed to rank:

(a) prior to the shares of 2006 ESOP Preferred Stock, either as to dividends or upon liquidation, if the holders of such series or class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of 2006 ESOP Preferred Stock;

(b) on a parity with shares of 2006 ESOP Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share, or sinking fund provisions, if any, be different from those of 2006 ESOP Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of 2006 ESOP Preferred Stock; and

(c) junior to shares of 2006 ESOP Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of 2006 ESOP Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such series or class or classes.

9. Priority of 2006 ESOP Preferred Stock. The shares of 2006 ESOP Preferred Stock will rank on a parity, both as to payment of dividends and the distribution of assets upon liquidation, with the Company’s 1997 ESOP Cumulative Convertible Preferred Stock, its 1998 ESOP Cumulative Convertible Preferred Stock, its 1999 ESOP Cumulative Convertible Preferred Stock, its 2000 ESOP Cumulative Convertible Preferred Stock, its 2001 ESOP Cumulative Convertible Preferred Stock, its 2002 ESOP Cumulative Convertible Preferred Stock, its 2003 ESOP Cumulative Convertible Preferred Stock, its 2004 ESOP Cumulative Convertible Preferred Stock, and its 2005 ESOP Cumulative Convertible Preferred Stock.